Exhibit 99.1

CarGurus Announces Second Quarter 2022 Results

Second Quarter Highlights:

•
Total revenue of $511.2 million, an increase of 135% year-over-year
•
GAAP operating income of $23.5 million; non-GAAP operating income of $57.7 million
•
GAAP consolidated net income of $18.1 million; non-GAAP consolidated net income of $44.7 million
•
GAAP net (loss) income attributable to common stockholders of ($10.3) million; non-GAAP net income attributable to common stockholders of $38.0 million
•
Cash, cash equivalents and short-term investments of $368.2 million and no debt
•
Consolidated Adjusted EBITDA of $61.2 million; Adjusted EBITDA of $54.0 million

CAMBRIDGE, MA: August 8, 2022 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the second quarter ended June 30, 2022.

"We have achieved exceptional results for the second quarter of 2022," said Jason Trevisan, Chief Executive Officer of CarGurus. "The strength in our performance was driven by the acquisition of new dealers and reengagement of returning dealers on our foundational listings business, operational improvements for our CarOffer business, and launch of our innovative Digital Retail product offerings. The combination of our foundational listings business, coupled with Digital Wholesale, and Digital Retail allows us to create a transaction-enabled platform that holistically serves both our dealer partners and largest consumer audience. Looking ahead to the second half of 2022, we are marching towards fulfilling our vision of creating the only platform where dealers can source, market, and sell and consumers can shop, finance, buy and sell."

Revenue

• Total revenue was $511.2 million, an increase of 135% compared to $217.7 million in the second quarter of 2021.

• Marketplace revenue was $163.9 million, an increase of 2% compared to $160.5 million in the second quarter of 2021.

• Wholesale revenue was $75.9 million, an increase of 42% compared to $53.5 million in the second quarter of 2021.

• Product revenue was $271.4 million, an increase of 7,087% compared to $3.8 million in the second quarter of 2021.

Operating Income

• GAAP operating income was $23.5 million, a decrease of (39%) compared to $38.5 million in the second quarter of 2021.

• Non-GAAP operating income was $57.7 million, a decrease of (16%) compared to $68.9 million in the second quarter of 2021.

Consolidated Net Income, Net Income Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

• GAAP consolidated net income was $18.1 million compared to $27.4 million in the second quarter of 2021.

• Non-GAAP consolidated net income was $44.7 million compared to $51.8 million in the second quarter of 2021.

• GAAP net (loss) income attributable to common stockholders was ($10.3) million, or ($0.09) per fully diluted share, compared to $28.1 million, or $0.23 per fully diluted share, in the second quarter of 2021.

• Non-GAAP net income attributable to common stockholders was $38.0 million, or $0.32 per fully diluted share, compared to $46.9 million, or $0.39 per fully diluted share, in the second quarter of 2021.

• Consolidated Adjusted EBITDA, a non-GAAP metric, was $61.2 million compared to $71.2 million in the second quarter of 2021.

• Adjusted EBITDA, a non-GAAP metric, was $54.0 million compared to $66.4 million in the second quarter of 2021.

Balance Sheet and Cash Flow

• As of June 30, 2022, CarGurus had cash, cash equivalents and short-term investments of $368.2 million and no debt.

• CarGurus used ($5.5) million in cash from operations and ($9.9) million in free cash flow, a non-GAAP metric, during the second quarter of 2022, compared to having generated $37.5 million in cash from operations and $32.9 million in free cash flow during the second quarter of 2021.

Second Quarter Business Metrics(1)

• Total paying dealers were 31,143 at June 30, 2022, an increase of 1% compared to 30,727 at June 30, 2021. Of the total paying dealers at June 30, 2022, U.S. and International accounted for 24,488 and 6,655, respectively, compared to 23,950 and 6,777, respectively, at June 30, 2021.

• Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,771 as of June 30, 2022, an increase of 4% compared to $5,550 as of June 30, 2021.

• QARSD in International markets was $1,533 as of June 30, 2022, an increase of 3% compared to $1,491 as of June 30, 2021.

• Website traffic and consumer engagement metrics for the second quarter of 2022 were as follows:

o
U.S. average monthly unique users were 29.5 million, a decrease of (10%) compared to 32.8 million in the second quarter of 2021.
o
U.S. average monthly sessions were 80.1 million, a decrease of (1%) compared to 81.1 million in the second quarter of 2021.
o
International average monthly unique users were 6.6 million, a decrease of (15%) compared to 7.8 million in the second quarter of 2021.
o
International average monthly sessions were 14.9 million, a decrease of (17%) compared to 18.0 million in the second quarter of 2021.

(1)
CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.

Updated Non-GAAP Net Income Attributable to Common Stockholders Calculation
(in thousands)

Primarily due to our recent strategic transactional activity, we have updated our non-GAAP net income, non-GAAP basic earnings per share, and non-GAAP diluted earnings per share calculation methodology. For each of the quarters ended March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021, and March 31, 2022, and the year ended December 31, 2021, we have recalculated previously reported figures under our new methodology, as presented below. Our updated calculation methodology now reflects consideration of hypothetical income tax effects on applicable non-GAAP adjustments by creating a separate non-GAAP income tax provision and comparing it to our quarterly GAAP tax provision to isolate the hypothetical tax impact of our aggregate non-GAAP adjustments. None of these updates impact our consolidated financial results as calculated under GAAP. This updated methodology is utilized in the current period and, unless noted otherwise, will be utilized for all future periods.

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
	2021	2021	2021	2021	2021	2022
GAAP consolidated net income	$19,551	$27,396	$29,267	$34,159	$110,373	$18,838
Stock-based compensation expense	15,393	22,540	15,169	24,608	77,710	27,842
Amortization of intangible assets	6,646	7,858	7,854	7,794	30,152	7,705
Acquisition-related expenses	644	65	—	—	709	—
Income tax effects and adjustments	(5,494)	(6,099)	(6,135)	(4,790)	(22,518)	(7,864)
Non-GAAP consolidated net income	36,740	51,760	46,155	61,771	196,426	46,521
Non-GAAP net loss (income) attributable to redeemable noncontrolling interest(1)	25	(4,834)	(3,259)	(12,103)	(20,171)	(7,073)
Non-GAAP net income attributable to common stockholders	$36,765	$46,926	$42,896	$49,668	$176,255	$39,448
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.32	$0.40	$0.37	$0.42	$1.50	$0.33
Diluted	$0.31	$0.39	$0.36	$0.42	$1.50	$0.33
Shares used in non-GAAP per share calculations
Basic	116,316	117,125	117,412	117,697	117,142	118,031
Diluted	117,249	119,454	120,438	117,697	117,142	118,031
(1) See the following table for a reconciliation of this non-GAAP measure.

Unaudited Reconciliation of GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
	2021	2021	2021	2021	2021	2022
Net (loss) income attributable to redeemable noncontrolling interest	$(2,810)	$(656)	$68	$4,527	$1,129	$(1,072)
Stock-based compensation expense(1)	474	2,716	413	4,807	8,410	5,371
Amortization of intangible assets(1)	2,311	2,774	2,778	2,769	10,632	2,774
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	$(25)	$4,834	$3,259	$12,103	$20,171	$7,073
(1) These exclusions are adjusted for redeemable noncontrolling interest.

Third Quarter 2022 Guidance

CarGurus anticipates total revenue, non-GAAP Consolidated Adjusted EBITDA, and non-GAAP earnings per share to be in the following ranges for the third quarter 2022:

•	Total revenue	$460 million to $490 million
•	Non-GAAP Consolidated Adjusted EBITDA	$44.5 million to $52.5 million
•	Non-GAAP EPS	$0.25 to $0.28

The third quarter 2022 non-GAAP earnings per share calculation assumes 119.5 million diluted weighted-average common shares outstanding. This assumed number of shares outstanding excludes the potential dilution from CarGurus utilizing its equity as the sole form of consideration to purchase the remaining 49% interest in CarOffer, which is assumed for accounting purposes. As of June 30, 2022, there were $15.4 million potentially dilutive shares related to the potential future purchase of the remaining 49% interest in CarOffer, all of which have been excluded from the calculation of the third quarter 2022 non-GAAP earnings per share calculation as they were anti-dilutive as of such date.

The assumptions that are built into guidance for the third quarter 2022 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the third quarter 2022 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP consolidated EPS to GAAP consolidated EPS because the reconciling items between such GAAP and non-GAAP financial measures, which includes, as applicable, stock-based compensation, amortization of intangible assets, acquisition-related expenses, depreciation expenses, non-intangible amortization, other income (net), the provision for income taxes, income tax effects, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its second quarter ended 2022 financial results and business outlook at 5:00 p.m. Eastern Time today, August 8, 2022. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, August 8, 2022, until 11:59 p.m. Eastern Time on August 22, 2022, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13730552. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q2 2022, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.
© 2022 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: our future financial and business performance for the third quarter 2022; our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors; our business and growth strategies, including plans to create the only platform where dealers can source, market, and sell and consumers can shop, finance, buy and sell; and the impact of the COVID-19 pandemic and other macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; global supply chain challenges, the semiconductor chip shortage and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At June 30, 2022	At December 31, 2021
Assets
Current assets
Cash and cash equivalents	$338,238	$231,944
Investments	30,000	90,000
Accounts receivable, net of allowance for doubtful accounts of $1,084 and $420, respectively	193,431	189,324
Inventory	21,684	19,656
Prepaid expenses, prepaid income taxes and other current assets	24,599	16,430
Deferred contract costs	8,271	9,045
Restricted cash	13,291	6,709
Total current assets	629,514	563,108
Property and equipment, net	35,343	32,210
Intangible assets, net	68,338	83,915
Goodwill	157,073	158,287
Operating lease right-of-use assets	59,226	60,609
Restricted cash	9,627	9,627
Deferred tax assets	36,816	13,378
Deferred contract costs, net of current portion	6,631	5,867
Other non-current assets	7,138	4,573
Total assets	$1,009,706	$931,574
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$74,171	$66,153
Accrued expenses, accrued income taxes and other current liabilities	74,391	78,586
Deferred revenue	15,071	12,784
Operating lease liabilities	12,340	13,186
Total current liabilities	175,973	170,709
Operating lease liabilities	56,110	57,519
Deferred tax liabilities	32	58
Other non–current liabilities	51,251	23,639
Total liabilities	283,366	251,925
Redeemable noncontrolling interest	264,505	162,808
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 102,465,807 and 101,773,034 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	102	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	407,363	387,868
Retained earnings	56,832	129,258
Accumulated other comprehensive loss	(2,478)	(403)
Total stockholders’ equity	461,835	516,841
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,009,706	$931,574

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue
Marketplace	$163,926	$160,458	$327,215	$316,259
Wholesale	75,937	53,514	166,931	67,317
Product	271,366	3,776	447,691	5,540
Total revenue	511,229	217,748	941,837	389,116
Cost of revenue (1)
Marketplace	13,257	11,311	25,466	22,299
Wholesale	46,518	35,226	104,700	46,352
Product	263,603	3,780	441,945	5,724
Total cost of revenue	323,378	50,317	572,111	74,375
Gross profit	187,851	167,431	369,726	314,741
Operating expenses:
Sales and marketing	95,605	66,135	183,186	134,309
Product, technology, and development	31,354	27,630	62,007	52,794
General and administrative	33,514	26,167	66,635	46,681
Depreciation and amortization	3,836	9,022	7,697	16,689
Total operating expenses	164,309	128,954	319,525	250,473
Income from operations	23,542	38,477	50,201	64,268
Other (expense) income, net	(156)	61	(275)	283
Income before income taxes	23,386	38,538	49,926	64,551
Provision for income taxes	5,325	11,142	13,027	17,604
Consolidated net income	18,061	27,396	36,899	46,947
Net loss attributable to redeemable noncontrolling interest	(1,223)	(656)	(2,295)	(3,466)
Net income attributable to CarGurus, Inc.	19,284	28,052	39,194	50,413
Accretion of redeemable noncontrolling interest to redemption value	29,620	—	111,620	—
Net (loss) income attributable to common stockholders	$(10,336)	$28,052	$(72,426)	$50,413
Basic	$(0.09)	$0.24	$(0.61)	$0.43
Diluted	$(0.09)	$0.23	$(0.61)	$0.42
Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders:
Basic	118,390,641	117,124,895	118,211,975	116,722,913
Diluted	118,390,641	119,454,104	118,211,975	118,353,969

(1) Includes depreciation and amortization expense for the three months ended June 30, 2022 and 2021 and for the six months ended June 30, 2022 and 2021 of $7,398, $1,143, $14,722, and $2,142, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating Activities
Consolidated net income	$18,061	$27,396	$36,899	$46,947
Adjustments to reconcile consolidated net income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,234	10,165	22,419	18,831
Currency loss (gain) on foreign denominated transactions	270	21	354	(30)
Deferred taxes	(10,373)	2,276	(23,464)	2,336
Provision for doubtful accounts	549	71	699	450
Stock-based compensation expense	13,432	14,387	27,579	28,747
Amortization of deferred contract costs	2,758	3,259	5,564	6,454
Changes in operating assets and liabilities:
Accounts receivable, net	(51,995)	(45,559)	(12,022)	(47,982)
Inventory	(692)	(1,968)	(2,028)	(2,533)
Prepaid expenses, prepaid income taxes, and other assets	(8,307)	167	(10,434)	(1,485)
Deferred contract costs	(2,749)	(1,604)	(5,746)	(5,098)
Accounts payable	12,230	10,457	8,168	15,333
Accrued expenses, accrued income taxes, and other liabilities	8,087	17,212	38,174	15,580
Deferred revenue	2,307	1,132	2,302	3,989
Lease obligations	(277)	61	(869)	(204)
Net cash (used in) provided by operating activities	(5,465)	37,473	87,595	81,335
Investing Activities
Purchases of property and equipment	(1,431)	(3,445)	(2,661)	(4,672)
Capitalization of website development costs	(2,996)	(1,143)	(5,502)	(2,109)
Cash paid for acquisitions, net of cash acquired	—	1,626	—	(64,273)
Investments in certificates of deposit	—	(45,000)	—	(45,000)
Maturities of certificates of deposit	30,000	60,000	60,000	60,000
Net cash provided by (used in) investing activities	25,573	12,038	51,837	(56,054)
Financing Activities
Proceeds from exercise of stock options	25	140	705	398
Payment of finance lease obligations	(16)	(3)	(35)	(13)
Payment of withholding taxes on net share settlement of equity awards	(5,830)	(3,167)	(11,260)	(8,208)
Repayment of line of credit	—	—	—	(14,250)
Payment of tax distributions to redeemable noncontrolling interest holders	(4,172)	—	(12,691)	—
Payments received in advance from (made to) third party payment processor	21,243	—	(2,363)	—
Net cash provided by (used in) financing activities	11,250	(3,030)	(25,644)	(22,073)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(700)	(16)	(912)	(135)
Net increase in cash, cash equivalents, and restricted cash	30,658	46,465	112,876	3,073
Cash, cash equivalents, and restricted cash at beginning of period	330,498	157,534	248,280	200,926
Cash, cash equivalents, and restricted cash at end of period	$361,156	$203,999	$361,156	$203,999

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP operating income	$23,542	$38,477	$50,201	$64,268
Stock-based compensation expense	26,457	22,540	54,299	37,933
Amortization of intangible assets	7,672	7,858	15,377	14,504
Acquisition-related expenses	—	65	—	709
Non-GAAP operating income	$57,671	$68,940	$119,877	$117,414

GAAP operating margin	5%	18%	5%	17%
Non-GAAP operating margin	11%	32%	13%	30%

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021(1)	2022	2021(1)
GAAP consolidated net income	$18,061	$27,396	$36,899	$46,947
Stock-based compensation expense	26,457	22,540	54,299	37,933
Amortization of intangible assets	7,672	7,858	15,377	14,504
Acquisition-related expenses	—	65	—	709
Income tax effects and adjustments	(7,497)	(6,099)	(15,361)	(11,593)
Non-GAAP consolidated net income	44,693	51,760	91,214	88,500
Non-GAAP net income attributable to redeemable noncontrolling interest	(6,679)	(4,834)	(13,752)	(4,809)
Non-GAAP net income attributable to common stockholders	$38,014	$46,926	$77,462	$83,691
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.32	$0.40	$0.66	$0.72
Diluted	$0.32	$0.39	$0.66	$0.71
Shares used in Non-GAAP per share calculations
Basic	118,391	117,125	118,212	116,723
Diluted	118,391	119,454	118,212	118,354

(1) In June 2022, we revised our calculation of non-GAAP net income attributable to common stockholders for income tax effects and adjustments. This revised calculation more accurately reflects management's view of our business and financial performance. Non-GAAP consolidated net income, non-GAAP net income attributable to redeemable noncontrolling interest, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders for the three and six months ended June 30, 2021 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net Income Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss attributable to redeemable noncontrolling interest	$(1,223)	$(656)	$(2,295)	$(3,466)
Stock-based compensation expense(1)	5,127	2,716	10,498	3,190
Amortization of intangible assets(1)	2,775	2,774	5,549	5,085
Non-GAAP net income attributable to redeemable noncontrolling interest	$6,679	$4,834	$13,752	$4,809
(1) These exclusions are adjusted for redeemable noncontrolling interest.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$511,229	$217,748	$941,837	$389,116
Cost of revenue	323,378	50,317	572,111	74,375
Gross profit	187,851	167,431	369,726	314,741
Stock-based compensation expense included in Cost of revenue	69	109	205	201
Amortization of acquired intangible assets included in Cost of revenue	5,350	—	10,700	—
Non-GAAP gross profit	$193,270	$167,540	$380,631	$314,942

GAAP gross profit margin	37%	77%	39%	81%
Non-GAAP gross profit margin	38%	77%	40%	81%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended June 30,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$323,378	$(69)	$(5,350)	$—	$317,959	$50,317	$(109)	$—	$—	$50,208
S&M	95,605	(4,086)	—	—	91,519	66,135	(3,571)	—	—	62,564
P,T&D(1)	31,354	(6,151)	—	—	25,203	27,630	(6,230)	—	—	21,400
G&A	33,514	(16,151)	—	—	17,363	26,167	(12,630)	—	(65)	13,472
Depreciation & amortization	3,836	—	(2,322)	—	1,514	9,022	—	(7,858)	—	1,164
Operating expenses(2)	$164,309	$(26,388)	$(2,322)	$—	$135,599	$128,954	$(22,431)	$(7,858)	$(65)	98,600
Total expenses	$487,687	$(26,457)	$(7,672)	$—	$453,558	$179,271	$(22,540)	$(7,858)	$(65)	$148,808
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Six Months Ended June 30,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$572,111	$(205)	$(10,700)	$—	$561,206	$74,375	$(201)	$—	$—	$74,174
S&M	183,186	(8,069)	—	—	175,117	134,309	(6,323)	—	—	127,986
P,T&D(1)	62,007	(12,519)	—	—	49,488	52,794	(12,002)	—	—	40,792
G&A	66,635	(33,506)	—	—	33,129	46,681	(19,407)	—	(709)	26,565
Depreciation & amortization	7,697	—	(4,677)	—	3,020	16,689	—	(14,504)	—	2,185
Operating expenses(2)	$319,525	$(54,094)	$(4,677)	$—	$260,754	$250,473	$(37,732)	$(14,504)	$(709)	$197,528
Total expenses	$891,636	$(54,299)	$(15,377)	$—	$821,960	$324,848	$(37,933)	$(14,504)	$(709)	$271,702
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Consolidated net income	$18,061	$27,396	$36,899	$46,947
Depreciation and amortization	11,234	10,165	22,419	18,831
Stock-based compensation expense	26,457	22,540	54,299	37,933
Acquisition-related expenses	—	65	—	709
Other expense (income), net	156	(61)	275	(283)
Provision for income taxes	5,325	11,142	13,027	17,604
Consolidated Adjusted EBITDA	61,233	71,247	126,919	121,741
Adjusted EBITDA attributable to redeemable noncontrolling interest	(7,265)	(4,805)	(15,001)	(4,737)
Adjusted EBITDA	$53,968	$66,442	$111,918	$117,004

Unaudited Reconciliation of Net Loss Attributable to Redeemable Noncontrolling Interest to Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss attributable to redeemable noncontrolling interest	$(1,223)	$(656)	$(2,295)	$(3,466)
Depreciation and amortization (1)	2,917	2,797	5,827	5,122
Stock-based compensation expense (1)	5,127	2,716	10,498	3,190
Other expense (income), net (1)	444	(52)	880	(109)
Provision for income taxes (1)	—	—	91	—
Adjusted EBITDA attributable to redeemable noncontrolling interest	$7,265	$4,805	$15,001	$4,737
(1) These exclusions are adjusted for redeemable noncontrolling interest.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP net cash and cash equivalents (used in) provided by operating activities	$(5,465)	$37,473	$87,595	$81,335
Purchases of property and equipment	(1,431)	(3,445)	(2,661)	(4,672)
Capitalization of website development costs	(2,996)	(1,143)	(5,502)	(2,109)
Non-GAAP free cash flow	$(9,892)	$32,885	$79,432	$74,554

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, other expense (income) net, and the provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interests, adjusted for all prior limitations to Consolidated Adjusted EBITDA as previously described. We define Adjusted EBITDA attributable to redeemable noncontrolling interests as net loss attributable to redeemable noncontrolling interests, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other expense (income), net, and the provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest. We have presented Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA attributable to redeemable noncontrolling interests because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA attributable to redeemable noncontrolling interests can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, and non-GAAP net loss (income) attributable to redeemable noncontrolling interests. We define non-GAAP net (loss) income attributable to redeemable noncontrolling interests as net (loss) income attributable to redeemable noncontrolling interests, adjusted to exclude: stock-based compensation expenses and amortization of acquired intangible assets. These exclusions are adjusted for redeemable noncontrolling interest. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com